CASINO  MAGIC  CORP.

1998  EXECUTIVE  OFFICER  BONUS  PLAN


     This Bonus Plan (the "Plan") of Casino Magic Corp. (the "Company") has been established effective as of January 1, 1998, to provide an incentive for the executive officers of the Company to achieve, and to cause the Company to achieve, certain goals established by the Board of Directors of the Company and the Company's chief executive officer, including specific financial goals of the Company.

     1.       Administration.  The Compensation Committee shall administer the
              --------------
Plan, and shall be the final arbitrator as to whether a Bonus is or is not payable in accordance with the Plan and any resolution adopted under the Plan.

     2.     Participants.  Each executive officer of the Company as designated
            ------------
by the Compensation Committee and who enters into an agreement with the Company in such form and content as shall be determined by the Compensation Committee (hereunder referred to as a "Participant").

     3.         Definitions.  The following words and phrases when used herein
                -----------
shall  have  the  meanings  set  forth  below:

     a. "Bonus" shall mean all cash amounts paid or payable to a person in addition to any duly authorized salary paid or payable to such person.

     b. "Net Income" shall mean the net income of the Company, before provision for income taxes (including the effect of the payment of Bonuses), for any designated period as determined in accordance with generally accepted accounting principals, consistently applied, and as presented in the Company's Forms 10-Q and 10-K filed with the Securities and Exchange Commission, less the amount (if any) by which extraordinary gains (including income tax benefits with respect to prior years) for the period exceed extraordinary losses or write-offs, and prior to the deduction of expenses (if any) related to the negotiation and consummation of a transaction in which there is a Change in Control or contemplated Change in Control of the Company.

     c. "Target Net Income" for each calendar quarter shall mean the following:

(i)          Net  Income  of  $0  in  the  first  quarter  of  1998;

(ii)          Net  Income  of  $370,623  in  the  second  quarter  of  1998;

(iii)          Net  Income  of  $5,344,738  in  the third quarter of 1998; and

(iv)          Net  Income  of  $919,250  in  the  fourth  quarter  of  1998.

     d. "Target Net Income for 1998" shall mean Net Income of $6,634,611 calendar year 1998.


     e. "Maximum Bonus" shall mean the maximum Bonus payable under the Plan, and shall equal four times the Quarterly Maximum Bonus established for each Participant by the Compensation Committee.

     f. "Quarterly Maximum Bonus" shall mean the maximum Bonus payable with respect to and following the end of each calendar quarter as established for each Participant by the Compensation Committee.

     g.       "Cause" with respect to the termination of a Participant, means:

     (i) willful and continued failure to perform substantially the duties assigned to the Participant (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Board of Directors or the Chief Executive Officer of the Company which specifically identifies the manner in which it is believed that the Participant has not substantially performed Participant's duties, or

     (ii) commission by the Participant of fraud, misappropriation, embezzlement or other acts of dishonesty, alcoholism, drug addiction or dependency, or conviction for any crime punishable as a felony or as a gross misdemeanor involving moral turpitude, which actions or occurrences the Board of Directors determines have a material adverse effect upon the Participant's ability to perform the duties which have been assumed by or assigned to Participant, or determines are materially adverse to the interests of the Company, or

     (iii) Participant is found not to be suitable, or a similar finding is made, by any state gaming commission or similar agency which regulates gaming.

No act or failure to act, on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board of Directors or instructions of the Chief Executive Officer or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company's best interests.

     h.    "Change  in  Control"  means:

(i) the acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the 34 Act) of 25% or more of either (A) the Company's then outstanding common stock ("Outstanding Stock") or (B) the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors
                                       2

("Outstanding Voting Securities") other than any acquisition (A) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it or (B) by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

     (ii) Individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

     (iii) Consummation of a reorganization, merger of consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination") unless immediately thereafter (A) all or substantially all of the beneficial owners of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, any entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and (C) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Combination; or

     (iv) Approval by the shareholders of the Company's complete liquidation or dissolution.

     i.    "Good  Reason"  means:

     (i) assignments of the Participant to any duties or responsibilities that in any material respect are inconsistent with or result in a diminution of Participant's Role with the Company immediately prior to the Effective Date, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice  thereof  given  by  the  Participant;
                                       3
     (ii) any failure by the Company to provide the salary and benefits specified at the adoption of this Plan for each Participant, other than as agreed to by the Participant, and other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

     (iii) a requirement imposed by the Company (A) that Participant's principal functions be performed at any office or location outside the corporate limits of the county or province within which said Participant's principal function was performed immediately prior to the Effective Date, or
(B) that Participant travel on Company business to a substantially greater extent that reasonably required for the performance of his or her duties; or

     (iv) any purported termination by the Company of his employment otherwise than as expressly permitted by this Plan.

     4.          Miscellaneous.
                 -------------

     a.         No Transferability of Benefits.  The right to receive benefits
                ------------------------------
under this Plan shall not be transferred, assigned, pledged or otherwise disposed of, except by will or under the laws of descent or distribution.

     b.       Taxes.  The Company may withhold from any payment due under this
              -----
Plan any taxes required to be withheld under applicable federal, state or local tax laws or regulations, and the Participant, prior to payment, shall execute and deliver all applicable withholding election forms required by the Company.

     c.     Disqualification for Bonus.  A Participant will receive no payment
            --------------------------
under  this  Plan    after  and  under  the  following  circumstances:

(i)          The  Participant  resigns  voluntarily  without  Good  Reason; or
     (ii)          The  Participant  is  terminated  for  Cause.

     d.     Change in Control.  In the event of a Change in Control during any
            -----------------
calendar quarter, the Quarterly Maximum Bonus for that quarter will be deemed to be fully earned by Participant for that calendar quarter, and shall be payable upon the effectiveness of the Change in Control.

     e.     Payment Times.  Any Bonuses earned under this Plan will be due and
            -------------
payable within 45 days following the end of each calendar quarter for which said Bonus is earned; provided that any Bonus earned with respect to the fourth quarter or the full calendar year of 1998 will be payable within 90 days following the end of such calendar year.
                                       4
     f.         Compensation Committee Discretion.  Nothing under this Plan is
                ---------------------------------
intended to limit the amount of Bonus or other compensation which the Compensation Committee may authorize to be paid to any Participant.
Specifically, but not in limitation of the foregoing, the Compensation Committee may authorize a Bonus with respect to any calendar quarter of 1998, wherein the Compensation Committee determines that the Target Net Income was favorably exceeded by 10% or more, or may apply lesser percentages to the Quarterly Maximum Bonus when the Target Net Income was not achieved.

     5.          ADDITIONAL  PROVISIONS.
                 ----------------------

     a.       No Right to Continued Employment.  This Plan does not create any
              --------------------------------
contract of employment or restrict in any way the right of the Company to terminate the employment of any Participant at any time, with or without Cause, subject to the rights of the Participant, if any, to receive benefits under this Plan.

     b.       Construction, Governing Laws.  Whenever the context may require,
              ----------------------------
pronouns used in this Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. This Plan shall be governed by the laws of the state of Minnesota, except those dealing with choice of law.

     c.      Severability.  The invalidity of any provision or portion of this
             ------------
Plan shall not affect the remainder of the Plan, which shall remain in full force and effect.

     d.       Successors.  This Plan shall be binding and inure to the benefit
              ----------
of the Company, its successors and assigns, and the Participants and their respective heirs and successors.

     The Company has caused this Plan to be adopted and executed by each member of the Compensation Committee.


     CASINO  MAGIC  CORP.
COMPENSATION  COMMITTEE


     _______________________________________
E.  Thomas  Welch


     _______________________________________
Roger  H.  Frommelt

                                       5